UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 23, 2005

Date of Report (Date of Earliest Event Reported)

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 N. Field Drive Lake Forest, Illinois 60045
(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (224) 212-2000

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Amendment of a Material Definitive Agreement

On February 23, 2005, Hospira’s board of directors amended the Hospira, Inc. 2004 Performance Incentive Plan.  Hospira’s officers are eligible to participate in the plan and each of Hospira’s named executive officers will participate in the plan for 2005.

The plan’s performance objectives are determined with reference to Hospira’s EBITDA.  EBITDA was formerly defined as Earnings Before Interest, Taxes, Depreciation and Amortization, excluding any special items identified in [Hospira’s] quarterly or annual earnings releases and prepared in accordance with generally accepted accounting principles.  The amendment deleted the highlighted language in the previous sentence, such that the plan’s performance objectives are now determined as Hospira’s Earnings Before Interest, Taxes, Depreciation and Amortization, without those exclusions.

The compensation committee of the board of directors will consider Hospira’s net income, cash flows, net sales and corporate well-being as factors in exercising its discretion to reduce awards under the plan.

Item 5.02  Departure of Director

(b)  On February 23, 2005, Hospira’s director, Joel T. Allison, informed Hospira that he will not be running for re-election to Hospira’s board at the upcoming 2005 Annual Meeting of Shareholders.  He will serve on the board until the meeting.  Hospira’s board of directors has approved a new nominee who will stand for election and who will be identified in Hospira’s proxy statement relating to the meeting.

Item 9.01  Financial Statements and Exhibits

(c)           Exhibits.

Exhibit No.	Exhibit

99.1	Letter from Joel T. Allison to Hospira

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPIRA, INC.

Dated: February 28, 2005
/s/ Brian J. Smith
	By:	Brian J. Smith
	Its:	Senior Vice President, General Counsel and Secretary

INDEX OF EXHIBITS

Exhibit	Description
99.1	Letter from Joel T. Allison to Hospira.